PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. ·  400 N. Sam Houston Parkway E., Suite 400  ·  Houston, TX  77060-3500  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release                                                                                                                                          11-017

Date:  October 27, 2011                                                                Contact:                  Stephen Powers
                                          Director, Finance & Investor Relations

Helix to Present at Upcoming Conferences with Updated Company Presentation

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) announced that it is publishing an updated company presentation on its website today to be used in communications with investors as well as upcoming investor conferences.  The presentation can be accessed from the Presentations section under Investor Relations of Helix’s website, www.HelixESG.com.

Helix will make presentations to attendees at the Stephens Fall Investment Conference in New York, New York on Tuesday, November 15, 2011 at 1:00 pm Eastern Time, Jefferies Global Energy Conference in Houston, Texas on Thursday, December 1, 2011 at 3:30 pm Central Time and the Capital One Southcoast 6th Annual Energy Conference in New Orleans, Louisiana on Tuesday, December 6, 2011 at 9:00 am Central Time.

Live audio feeds of the conference presentations and replays will also be publicly available.  These materials may be accessed on the Investor Relations page of Helix’s website, www.HelixESG.com.

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to its own oil and gas business unit.